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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                      FEBRUARY 17, 2006 (FEBRUARY 13, 2006)
                Date of Report (Date of earliest event reported)


                                PITNEY BOWES INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                       1-3579               06-0495050
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               WORLD HEADQUARTERS
                                 1 ELMCROFT ROAD
                        STAMFORD, CONNECTICUT 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


Effective February 13, 2006, certain senior management employees of Pitney Bowes Inc. (the "company") entered into a Proprietary Interest Protection Agreement with the company (the "PIP Agreement"). The PIP Agreement provides that, in consideration of the employee's continued employment, the award of stock options or the provision of trade secrets and confidential information to the employee by the company, the employee agrees to assign to the company all right, title and interest in all intellectual property created by the employee during the term of his or her employment that pertains, directly or indirectly to the business of the company. The PIP Agreement further provides that the employee will keep confidential during the term and after the termination of his or her employment, any and all company confidential information. The PIP Agreement also contains a one (1) year covenant not to compete and covenant not to solicit customers or employees.

Of the named executive officers of the company (as defined in Regulation S-K item 402(a)(3)), each of Michael J. Critelli, Chairman and Chief Executive Officer, Murray D. Martin, President and Chief Operating Officer, and Bruce P. Nolop, Senior Vice President and Chief Financial Officer, has entered into the PIP Agreement. Michele Coleman Mayes, Senior Vice President and General Counsel, is precluded from entering into this agreement under the Rules of Professional Conduct in the jurisdictions where she is admitted to practice law that prohibit restrictions on an attorney's right to practice law following termination of employment.

Patrick J. Keddy, Executive Vice President and President, Mailstream International, was not required to enter into the PIP Agreement because the terms of Mr. Keddy's existing service agreement, dated January 29, 2003 between Pitney Bowes Limited, a wholly-owned subsidiary of the company and Mr. Keddy (the "Keddy Service Agreement"), require that all intellectual property rights relating to or useful in the business are the property of Pitney Bowes Limited. In addition, Mr. Keddy is subject to a confidentiality agreement, and, in the event of a termination of his employment, Mr. Keddy is subject to a 12-month covenant not to compete and a 12-month covenant not to solicit customers or employees. In addition, the Keddy Service Agreement provides that the company may terminate his employment with 12 months' prior notice or, in lieu of such prior notice, payment of his salary for a 12-month period. If Mr. Keddy is paid salary in lieu of notice, he will also be eligible to earn an annual incentive (prorated to date of termination and subject to the discretion of the Board of Directors of the company). If the subsidiary that employs Mr. Keddy is wound up for purposes of a reconstruction or amalgamation, or transfers all or a substantial part of its business to another company, and Mr. Keddy is offered employment by the new company on terms comparable to those of the service agreement, Mr. Keddy will have no claim with respect to the termination of his employment under the service agreement.

The PIP Agreement and the Keddy Service Agreement are attached hereto as Exhibit
10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The descriptions of the PIP Agreement and the Keddy Service Agreement contained herein are qualified in their entirety by reference to the PIP Agreement and the Keddy Service Agreement.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      10.1 Form of Proprietary Interest Protection Agreement effective as of February 13, 2006

      10.2 Service Agreement between Pitney Bowes Limited and Patrick J. Keddy dated January 29, 2003















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PITNEY BOWES INC.

February 17, 2006

                                 /S/ AMY C. CORN
                                 ---------------
                                 Amy C. Corn
                                 Vice President, Secretary and Chief Governance
                                     Officer


























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